Exhibit 3.3

SECOND AMENDMENT OF NINETEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Nineteenth Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership Law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Nineteenth Restated Certificate of Limited Partnership with the Missouri Secretary of State on July 21, 2014.

(3)	The Nineteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 372.

In affirmation thereof, the facts stated above are true.

Dated: September 22, 2014

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip

William Christopher Seals	9/01/2014	412 West Lawton Circle	Rushville, IN 46173

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

Exhibit A to Second Amendment of Nineteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.